                                                                 EXHIBIT h(1)(e)

                    AMENDMENT NUMBER 4 TO THE TRANSFER AGENCY
                              AND SERVICE AGREEMENT

This Amendment, dated as of __________, 2002 is made to the Transfer Agency and Service Agreement dated November 1, 1994, as amended (the "Agreement") between AIM International Funds, Inc. (the "Fund") and A I M Fund Services, Inc. ("AFS") pursuant to Article 10 of the Agreement.

The third "Whereas" clause in the recital is hereby deleted in its entirety and replaced with the following:

         "Whereas, the Fund on behalf of the Retail Class and the Institutional Class of each of the portfolios thereof (the "Portfolios") desires to appoint the Transfer Agent as its transfer agent, and agent in connection with certain other activities, with respect to the Portfolios, and the Transfer Agent desires to accept such appointment;"

Section 1.01 is hereby deleted in its entirety and replaced with the following:

         "1.01 Subject to the terms and conditions set forth in this Agreement, the Fund hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as, its transfer agent for the authorized and issued shares of beneficial interest of the Fund representing interests in the Retail Class and the Institutional Class of each of the respective Portfolios ("Shares"), dividend disbursing agent, and agent in connection with any accumulation or similar plans provided to shareholders of each of the Portfolios (the "Shareholders"), including without limitation any periodic investment plan or periodic withdrawal program, as provided in the currently effective prospectus and statement of additional information (the "Prospectus") of the Fund on behalf of the Portfolios."

Section 2.01 is hereby deleted in its entirety and replaced with the following:

         "2.01 For performance by the Transfer Agent pursuant to this Agreement, the Fund agrees on behalf of each of the Portfolios to pay the Transfer Agent fees as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section
         2.02 below may be changed from time to time subject to mutual written agreement between the Fund and the Transfer Agent."

Paragraph 1 of the Fee Schedule is hereby deleted in its entirety and replaced with the following:

"1. For performance by the Transfer Agent pursuant to this Agreement, the Fund agrees on behalf of each of the Portfolios to pay the Transfer Agent an annualized fee for shareholder accounts that are open during any monthly period as set forth below, and an annualized fee of $ .70 per shareholder account that is closed during any monthly period. Both fees shall be billed by the Transfer Agent monthly in arrears on a prorated basis of 1/12 of the annualized fee for all such accounts.


                                                                             Per Account Fee
         Fund Type                                                             Annualized
         ---------                                                           ---------------
         Class A, B, C and Institutional
         Non-Daily Accrual Funds                                                  $15.20

         Class A, B, C and Institutional
         Monthly Dividend and Daily Accrual Funds                                  16.20"

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect, except that Amendment Number 2 dated January 1, 1999 is hereby terminated.

                                                 AIM International Funds, Inc.



                                                 By:
                                                      --------------------------
                                                      President

ATTEST:


------------------------------
Secretary

                                                 A I M FUND SERVICES, INC.



                                                 By:
                                                      --------------------------
                                                      President

ATTEST:


------------------------------
Assistant Secretary